Exhibit 99.1

PAB Bankshares, Inc. 3250 North Valdosta Road P.O. Box 3460 Valdosta, Georgia 31604-3460 Phone: 229-241-2775 Fax: 229-241-2774 Website: www.pabbankshares.com	NEWS RELEASE April 7, 2009

PAB Bankshares, Inc. and The Park Avenue Bank

Announce Retirement of CEO and

Management Transition Plan

VALDOSTA, GA.:  PAB Bankshares, Inc. (NASDAQ: PABK), the parent company for The Park Avenue Bank, today announced the retirement of M. Burke Welsh, Jr. as President, Chief Executive Officer and Director of the Company and the Bank. Welsh joined the Company in August 2000 and has served as its Chief Executive Officer since February 2005. “We greatly appreciate Burke for his leadership and his development of the Company’s executive management team,” stated James L. Dewar, Jr., the Company’s Chairman of the Board of Directors.   Pursuant to a consulting agreement entered into with the Company, Welsh will advise the Company during an interim period regarding certain asset quality, capital and regulatory matters.  “While I have enjoyed my long relationship with the Company, now is a good time for a transition that allows me to retire.  I have tremendous confidence in our management team to lead the Company as we move towards an eventual economic recovery,” added Welsh.

The Board of Directors has elected Donald J. “Jay” Torbert, Jr. to serve as President and Interim Chief Executive Officer of the Company and the Bank.  “Jay has excelled in directing the financial management of the Company and has demonstrated the ability to lead the Company into the future,” stated Dewar.  Torbert joined the Company in May 2000 and has served as an Executive Vice President since August 2003 and its Chief Financial Officer and Treasurer since August 2001.  Prior to joining the Company, Torbert, a certified public accountant, was employed as a manager with the accounting firm Mauldin & Jenkins, LLC in Albany, Georgia.  The Board intends to conduct a formal search for a chief executive officer with Torbert as the lead candidate for the position.

Thompson Kurrie, Jr., who was appointed to the Board of Directors on March 31, 2009, was elected as a Vice Chairman of the Board of Directors of the Company and the Bank.  During the transition period, Kurrie will assist Torbert and the executive management team in implementing, directing and overseeing the banking operations of the Company, and he will establish and manage the strategic planning and management succession functions of the Company.  Kurrie previously served as a director of the Company and the Bank from 1989 to January 2003 and its outside general counsel from 1989 until today.

Nicole S. Stokes has been elected Senior Vice President and the Chief Financial Officer of the Company and the Bank.  Stokes, a certified public accountant, has served as Vice President and Controller of the Company and the Bank since December 2005.  Prior to joining the Company in 2005, Stokes served in a similar capacity for The Banc Corporation in Birmingham, Alabama.

PAB News Release	April 7, 2009

About PAB

The Company is a $1.35 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank.  Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida.  Additional information on the Bank’s locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com.  The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol PABK.  More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements regarding the roles and responsibilities of the senior management team, and are based upon management’s beliefs as well as assumptions made based on data currently available to management.  When words like “anticipate”, “believe”, “intend”, “plan”, “expect”, “estimate”, “could”, “should”, “will” and similar expressions are used, you should consider them as identifying forward-looking statements.  These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company’s actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements including those risks and factors discussed in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission.  The Company undertakes no obligation to revise these statements following the date of this press release.

Contact:	Donald J. “Jay” Torbert, Jr., President
(229) 241-2775, ext. 1717
jayt@parkavebank.com

PAB News Release	April 7, 2009